Exhibit 4

                        STOCK PLEDGE AGREEMENT
                         (Brokerage Account)


     THIS STOCK PLEDGE AGREEMENT, dated as of July 15, 1997, made by Robert R. Kauffman ("Pledgor"), to ACX Technologies, Inc., a Colorado corporation ("Pledgee").

                                RECITALS

     A. Pledgor is the owner of One Million (1,000,000) shares of Common Stock ("Common Stock") of Photocomm, Inc., an Arizona corporation (the "Company"), (collectively, the "Pledged Shares").

     B. Pledgor is the owner of a brokerage account at Merrill, Lynch, Pierce, Fenner & Smith, Incorporated ("Broker"), No. ________ (the "Brokerage Account") which contains the Common Stock and all securities entitlements with respect thereto.

     C. Concurrently with the execution of this Agreement, Pledgee is loaning Pledgor the sum of $2,000,000 (the "Loan") on the terms and conditions set forth in the Nonrecourse Promissory Note executed concurrently with this Agreement and delivered by Pledgor to Pledgee in the form attached hereto (the "Note"). The Loan, the Note and this Agreement are made and entered into pursuant to a Settlement Agreement and Mutual Release dated as of July 7, 1997, between Pledgor, Pledgee, the Company and Golden Technologies, Company, Inc. (the "Settlement Agreement").

     D. It is a condition precedent to Pledgee's making of the Loan that Pledgor pledge to Pledgee the Pledged Shares, as security for Pledgor's obligations under the Note.

     NOW, THEREFORE, in consideration of the premises, the Pledgor hereby agrees with Pledgee as follows:

     SECTION 1. Pledge. The Pledgor pledges to Pledgee and grants to Pledgee a security interest in the Pledged Shares, the Brokerage Account and the certificates and securities entitlements representing the Pledged Shares, and all cash and/or stock dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares and the Brokerage Account, and all proceeds of the foregoing (collectively, the "Collateral").

     SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of Pledgor now or hereafter existing under the Note, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement (collectively, the "Obligations").

     SECTION 3. Delivery of Collateral. All shares of the Common Stock shall be held and maintained in the Brokerage Account subject to the terms and security interest of this Agreement and the Pledged Collateral Account Agreement executed and delivered by the parties in the form attached hereto (the "Broker's Agreement"). If any Event of Default (as defined below) occurs, Pledgee shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Pledgee or any of its nominees any or all of the Collateral. For purposes of this Agreement, "Event of Default" means any default by Pledgor of its obligations under this Agreement or the Note.

     SECTION 4. Representations and Warranties. Pledgor represents and warrants as follows:

     (a) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

     (b) Pledgor is the legal and beneficial owner of the Collateral free an clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

     (c) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or third party is required either (i) for the pledge by Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with disposition of the Collateral by laws affecting the offering and sale of securities generally).

     (d) Contemporaneously with the execution of this Agreement, and subject to the provisions hereof, Pledgor has duly executed and delivered to Pledgee a UCC-1 Financing Statement with respect to the Collateral.

     (e) The pledge of the Pledged Shares and the Brokerage Account is not intended to be, and is not a pledge of "Margin Stock" as that term is used in Regulations of the Board of Governors of the Federal Reserve System.

     (f) Pledgor is not a party to and has no knowledge of any agreements, except for this Agreement, restricting the transfer of the Pledged Shares.

     (g) Pledgor has duly executed and delivered to the Broker the Broker's Agreement and the Broker has duly executed and delivered the Acknowledgment thereof.

     SECTION 5.  Further Assurances.

     (a) Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be grated by this Agreement or to enable Pledgee to exercise and enforce is rights and remedies under this Agreement with respect to any Collateral.

     (b) Without limiting the generality of the foregoing, Pledgor agrees that in the event Pledgor, by virtue of the ownership of any applicable portion of the Collateral, now is, or hereafter becomes, entitled (with or without additional consideration) to additional securities as the result of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion or preemptive right or otherwise, Pledgor shall (i)cause the issuer of such additional securities to deliver to the Brokerage Account the certificates or securities entitlements evidencing Pledgor's ownership thereof or to deposit the same in the Brokerage Account and Pledgor hereby authorizes and empowers Pledgee to demand the same from such issuer or Broker, and agrees if such certificates are delivered to Pledgor, to take possession thereof in trust for Pledgee and to deposit he same in the Brokerage Account; (ii) deliver to Pledgee a certificate executed by Pledgor and dated the date Pledgor receives such additional securities, as to the truth and correctness on such date of the warranties set forth in Section 4 hereof; and (iii) deliver to Pledgee such other certificates, forms and other instruments as Pledgee may request in connection with the pledge of such additional securities to Pledgee.

     (c) Pledgor agrees that such additional securities shall constitute a portion of the Collateral and be subject to this Agreement in the same manner and to the same extent as the Pledged Shares pledged hereby on the date hereof.

     SECTION 6.  Voting Rights; Dividends; Etc.

     (a) As long as no Event of Default has occurred and is continuing:

     (i) Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments and distributions paid in respect of the Collateral, provided, however, that any and all

     (A) such distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

     (B) such distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

     (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral,

shall be, and shall be forthwith delivered to Pledgee to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Pledgee as Collateral in the same form as so received (with any necessary endorsement).

     (ii) Pledgee shall execute and deliver to Pledgor all such instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to receive the distributions or payments which Pledgor is authorized to receive and retain pursuant to Section 6(a)(i) above.

     (b) Upon the occurrence and during the continuance of an Event of Default:

     (i) All rights of Pledgor to receive the distributions and payments which Pledgor would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall automatically become vested in Pledgee who shall then have the sole right to receive and hold such distributions and payments as Collateral.

     (ii) All distributions and payments which are received by Pledgor contrary to the provisions of Section 6(b)(i) shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Pledgee as Collateral in the same form as so received, with any necessary endorsement.

     (c)  During the term of this Agreement:

     (i) Pledgee and Pledgor each shall be entitled to exercise any and all voting and other consensual rights pertaining to one-half of the Collateral subject to this Agreement from time to time; provided, that upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise any such voting or other consensual rights which Pledgor would otherwise be authorized to exercise shall cease, and all such rights shall automatically become vested in Pledgee, who shall then have the sole right to exercise such rights.

     (ii) Pledgor and Pledgee each shall execute and deliver to the other all such proxies and other instruments as Pledgor and Pledgee each may reasonably request for the purpose of enabling Pledgor and Pledgee to exercise the voting and consensual rights which Pledgor and Pledgee are entitled to exercise pursuant to Section 6(c)(i) above.

     SECTION 7.  Transfers and Other Liens.

     (a) Restrictions. Pledgor agrees that it will not during the term of this Agreement (i) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted in this Agreement, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

     (b) Partial Releases. Pledgor may cause Common Stock held in the Brokerage Account to be sold, with a portion of the proceeds thereof to be remitted to Pledgee and a portion of such proceeds to be released from this Agreement and remitted to Pledgor, as expressly provided in this Section 7 and the Broker's Agreement, whereupon the proceeds received by Pledgee shall be treated as a prepayment of principal under the Note. Pledgor shall not instruct the Broker to sell Common Stock pursuant to the Broker's Agreement unless (i) the sale price per share is not less than $2.00 per share, plus any and all brokerage commissions and other expenses and charges incurred in connection with such sale, and (ii) Pledgor shall have made prior arrangements satisfactory to Pledgee to pay all accrued interest on the amount of such prepayment under the Note through the date such prepayment is received by Pledgee, and (iii) Pledgor simultaneously delivers to the Broker an irrevocable written instruction to the Broker to remit promptly to Pledgee from the proceeds of such sale an amount equal to $2.00 per share ("Release Price") for each Pledged Share sold (the "Pledgee Proceeds"). Until the Pledgee Proceeds are received by Pledgee, all proceeds of any such sale shall remain Collateral subject to this Agreement. Upon remittance of the Pledgee Proceeds for a sale to Pledgee, Pledgee shall promptly deliver an irrevocable written instruction to the Broker to remit the balance of the proceeds of such sale (the "Pledgor Proceeds") as instructed by Pledgor, and such Pledgor Proceeds shall be automatically released from the security interest of this Agreement.

     (c) Adjustment of Release Price. The Release Price shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

     SECTION 8. Pledgee Appointed Attorney-in-Fact. Pledgor appoints Pledgee as Pledgor's attorney-in-fact with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee's discretion, to take any action and to execute any instrument which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, and subject to the provisions of Section 6 hereof, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     SECTION 9. Pledgee May Perform. If any Event of Default occurs, Pledgee may itself cure such Event of Default at Pledgor's sole expense. Any expenses of Pledgee incurred under this Section 9 shall be payable by Pledgor under Section 13.

     SECTION 10. Reasonable Care. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Pledgee accords its own property, it being understood that Pledgee shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

     SECTION 11. Remedies upon Default. If any Event of Default has occurred and is continuing:

     (a) Pledgee may exercise, in respect of the Collateral, all the rights and remedies of a secured party under the Uniform Commercial Code (the "Code") in effect in the State of Arizona at that time, in addition to other rights and remedies provided for herein or otherwise available to Pledgee, and Pledgee may also, without notice except as specified below, cause the Collateral to be registered in the name of Pledgee or its nominee, take possession of and sell the Collateral or any part thereof in one or more lots at public or private sale, at any exchange, broker's board or at any of Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) All cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Pledgee, be held by Pledgee as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to Pledgee pursuant to Section
13) in whole or in part against, all or any part of the Obligations in such order as Pledgee shall elect. Any surplus of such cash or cash proceeds held by Pledgee and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     (c) Pledgor agrees that in any sale of any of the Collateral, Pledgee is thereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number or suitability of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Pledgee be liable or accountable to Pledgor for any discount allowed by reason of the fact that such collateral is sold in compliance with any such limitation or restriction.

     (d) Each and every right, remedy and power granted to Pledgee hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by Pledgee, from time to time, concurrently or independently and at often and in such order as Pledgee may deem expedient. Any failure or delay on the part of Pledgee in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the right of Pledgee thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of rights of Pledgee hereunder shall be deemed to establish a custom or course of dealing or performance between the parties hereto.

     SECTION 12. Cooperation With Sale. If Pledgee shall determine to exercise Pledgee's right to sell all or any of the Collateral pursuant to Section 11, Pledgor agrees that, upon request of Pledgee, Pledgor will do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law, including, but not limited to, all applicable federal and state securities laws.

     SECTION 13. Expenses. Pledgor will upon demand pay to Pledgee the amount of any and all reasonable expenses, including the reasonable fees and expenses of Pledgee's counsel and of any experts and agents, which Pledgee may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Pledgee or (iii) the failure by Pledgor to perform or observe any of the provisions hereof.

     SECTION 14. Security Interest Absolute. All rights of Pledgee and security interests under this Agreement, and all obligations of Pledgor under this Agreement, shall be absolute and unconditional irrespective of:

     (i) any lack of validity or enforceability of the Note or any other agreement of instrument relating thereto;

     (ii) any change in the time, manner or placer of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or this Agreement;

     (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

     (iv) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations of this Agreement.

     SECTION 15. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor from the terms of this Agreement, shall be effective unless it is in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 16. Notices. Any and all notices required by this Agreement shall be personally delivered or sent by certified mail, return receipt requested, or sent by machine confirmed facsimile transmission, addressed to a party at his address set forth below, or at such other address as he may designate to the other party in accordance with this Paragraph. A notice shall be deemed effective when delivered if personally delivered, four (4) business days following mailing if sent by certified mail, return receipt requested, and upon machine confirmation of transmission when sent by facsimile.

If to Pledgee:

ACX Technologies, Inc.
16000 Table Mountain Parkway
Golden, Colorado  80403
Attention:  Jill B.W. Sisson, Esq.

with a copy to:

Scott W. Rodgers, Esq.
Osborn Maledon
2929 North Central Avenue
21st Floor
Phoenix, Arizona  85012-2794

If to Pledgor:

Robert R. Kauffman
13670 North 85th Place
Scottsdale, Arizona  85260

with a copy to

Ronald Cohen, Esq.
Cohen and Cotton, P.C.
400 East Van Buren, Suite 400
Phoenix, Arizona  85004-2232

     SECTION 17. Continuing Security Interest; Transfer of Notes. This Agreement shall create a continuing security interest in the Collateral and remain in full force and effect until payment in full of the Note. This Agreement shall be binding upon Pledgor, and its successors and assigns, and inure to the benefit of Pledgee and its successors, transferees and assigns. Without limiting the generality of the preceding sentence, Pledgee may assign or otherwise transfer its interest in this Agreement to a transferee of the Note, in which case such transferee shall automatically become vested with all of the benefits of this Agreement. Upon the payment in full of the Obligations, Pledgor shall be entitled to the prompt return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     SECTION 18. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. Unless otherwise defined herein or in the Note, terms defined in Article 9 of the Uniform Commercial Code as adopted in the State of Arizona are used herein as defined therein.

     SECTION 19. Nonrecourse Obligation. Notwithstanding any other term or provision hereof, Pledgor shall have no personal liability to pay any amounts due or to perform any obligations hereunder, Pledgee's sole recourse, in the event of default, shall be to proceed against the Collateral subject to this Pledge Agreement, and Pledgee shall not seek or obtain a deficiency judgment or order against Pledgor personally based upon the indebtedness secured hereby; provided, however, that nothing contained in this paragraph shall affect or impair the validity of the indebtedness evidenced by the Note or the lien of this Agreement, or the right of the Pledgee to proceed against the collateral subject to this Agreement following default in (a) the making of any payment required to be made pursuant to the Note, or (b) the performance of any of the obligations of Pledgor under the Note or this Agreement; and provided, further, that notwithstanding the foregoing, if Pledgee shall notify Pledgor after default that Pledgee proposes to retain the collateral subject to this Agreement in satisfaction of the obligations under the Note and Pledgor objects to such proposal or otherwise acts to prevent Pledgee's retention of such collateral, then Pledgor shall be and remain liable for any deficiencies remaining after disposition of such collateral in accordance with the Code and Pledgee may seek and obtain a deficiency judgment against Pledgor personally therefor.

     IN WITNESS WHEREOF, Pledgor and Pledgee have executed this
Agreement on the date hereof.


_______________________________
Robert R. Kauffman

Witness:


_______________________________


ACX Technologies, Inc.,
  a Colorado corporation


By:______________________________
Its__________________

                               SPOUSAL CONSENT


     The undersigned, Elizabeth W. Kauffman, hereby confirms that she has read and understands the foregoing Stock Pledge Agreement and consents and agrees to the terms to the extent that she may have any interest therein and agrees that her spousal and community property interest, as well as her sole and separate property, is irrevocably bound by the Agreement.

Dated as of July 15, 1997.



_______________________________
ELIZABETH W. KAUFFMAN

STATE OF ARIZONA                )
                                )  ss.
County of Maricopa              )

     On this, the ____ day of July, 1997, before me, the undersigned Notary Public, personally appeared Robert R. Kauffman, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



_______________________________
Notary Public

My Commission Expires:

_______________________________



STATE OF COLORADO               )
                                )  ss.
County of Jefferson             )

     On this, the ____ day of July, 1997, before me, the undersigned Notary Public, personally appeared ______________, the __________ of ACX Technologies, Inc., a Colorado corporation, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



_______________________________
Notary Public

My Commission Expires:

_______________________________


STATE OF ARIZONA                )
                                )  ss.
County of Maricopa              )

On this, the ____ day of July, 1997, before me, the undersigned Notary Public, personally appeared Elizabeth W. Kauffman, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



_______________________________
Notary Public

My Commission Expires:

_______________________________

Merrill Lynch Account Number _____________________
(To be assigned when the account is established with Merrill Lynch)

Merrill Lynch

Pledged Collateral Account Agreement

Note: This agreement is subject to the review and acceptance by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Date:  July 15, 1997

Gentlemen:

     Simultaneously with the execution of this agreement, the undersigned Robert R. Kauffman (hereinafter "Assignor") and ACX
Technologies, Inc. (hereinafter "Assignee") entered into an agreement pursuant to which a security interest in certain rights and assets of the Assignor is granted by the Assignor to the Assignee (the
"Assignment"). In connection therewith, the Assignor hereby instructs you to:

1) establish a cash security account, which is to be known as the "Robert R. Kauffman Pledged Collateral Account for ACX Technologies, Inc. ("Cash Account"); and

2) place the assets listed in Exhibit A attached hereto and made a part hereof into the Cash Account.

     The Assignor and the Assignee consent and agree that the only Instructions that shall be given to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") in regard to or in connection with the Cash Account shall be given by an Authorized Officer of Assignor (as such term is hereafter defined), except as otherwise provided herein.

     An Authorized Officer of Assignor may give instructions of any kind or character in regard to the Cash Account, oral or written, except that:


1) any instruction to Merrill Lynch to deliver cash and/or securities, or proceeds from the sale or, or distributions on, such securities out of the Cash Account shall be made by a written instrument on such effect which shall be executed by (a) an Authorized Officer of Assignee and an Authorized Officer of Assignor or (b) an Authorized Officer of Assignee who shall certify in writing that an "Event of Default" exists as of the date thereof under the Assignment (it being understood and agreed that Merrill Lynch shall have no duty or obligation whatsoever of any kind or character to determine whether or not an Event of Default exists) and provided further that Assignee hereby agrees to indemnify and hold harmless Merrill Lynch, its affiliates, officers and employees from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all court costs and reasonable attorney's fees, that may result by reason of Merrill Lynch complying with such instructions.

     The Authorized Officer of Assignor who shall give oral instructions hereunder shall confirm the same in writing to Merrill Lynch within five (5) days after such oral instructions are given. So long as this agreement remains in effect, Assignee shall be entitled to receive duplicates of any and all notices and statements of account that the Assignor of such a Cash Account is entitled to receive.

     For purposes of this agreement, the term "Authorized Officer of Assignor" shall refer to Robert R. Kauffman and the term "Authorized Officer of Assignee" shall refer in the singular to either Jed Burnham (who is, on the date hereof, Chief Financial Officer of the Assignee) or Jill B.W. Sisson (who is, on the date hereof, Secretary of the Assignee). If the Assignor or Assignee is a natural person then such term shall mean the Assignor or Assignee respectively and, if more than one natural person is the Assignor or Assignee, such natural persons may act severally. In the even that either Assignor or Assignee shall find it advisable to designate a replacement of either of its Authorized Officers, written notice of any such replacement shall be given to Merrill Lynch; provided, however, that such replacement shall be either the President or then acting chief executive officer of Assignor or Assignee, as the case may be, or such other officer of the respective parties hereto as Merrill Lynch may approve, which approval shall not be unreasonably withheld.

     Notwithstanding anything to the contrary contained herein or in the Assignment, this agreement shall not impose or create any obligations or duties upon Merrill Lynch greater than or in addition to the customary and usual obligations and duties of Merrill Lynch to Assignor except and to the extent that Merrill Lynch shall henceforth accept instructions in connection with the Cash Account as provided in this agreement.

     Assignor hereby agrees to indemnify and hold harmless Merrill Lynch, its affiliates, officers and employees from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all court costs and reasonable attorney's fees, in any way related to or arising out of or in connection with the Assignment, this agreement and/or the Cash Account.

     This agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto and shall be construed in accordance with the laws of the State of New York without regard to its conflict of law principles and the rights and remedies of the parties shall be determined in accordance with such laws.

     Assignor and Assignee understand and acknowledge that this agreement in and of itself does not create or perfect the Assignee's security interest in the rights and assets of the Assignor.

     Assignor and Assignee represent and warrant to Merrill Lynch that the agreement and arrangement are in compliance with applicable law, including, without limitation, the federal securities credit regulations.

     The Assignor acknowledges that this agreement supplements the Assignor's existing agreement(s) with Merrill Lynch and in no way is this agreement intended to abridge any rights that Merrill Lynch might otherwise have.

     IN WITNESS WHEREOF, the Assignor and Assignee have caused this agreement to be executed by their duly authorized officers all as of the day first above written.

Assignor:

By:  Robert R. Kauffman
Title:_________________________


Signature:_____________________
Date:  7/15/97


Assignee:

By:  ACX Technologies, Inc.
Title:  Chief Financial Officer



Signature:_____________________
Date:  7/15/97

(Affix Corporate/Bank Seal)


ATTEST:

By:____________________________
Title:_________________________


RECEIPT ACKNOWLEDGED:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:____________________________                   Date: ______________
   Resident Vice President

By:____________________________                   Date: ______________
   Regional Administrative Manager

               ADDENDUM TO THE PLEDGED COLLATERAL ACCOUNT
                               AGREEMENT


     The Assignor and Assignee consent and agree that any interest and/or dividends earned in pledged collateral account number _______________ are not required to be held as collateral and can be released to the Assignor. Therefore, please transfer all interest and/or dividends as it accrues, in this account, to account number _____________. All parties understand and acknowledge that this addendum is subject to revocation by either party.


Assignor:

By:  Robert R. Kauffman
Title:_________________________


Signature:_____________________
Date:  7/15/97


Assignee:

By:  ACX Technologies, Inc.
Title:  Chief Financial Officer



Signature:_____________________
Date:  7/15/97

(Affix Corporate/Bank Seal)


ATTEST:

By:____________________________
Title:_________________________


RECEIPT ACKNOWLEDGED:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:____________________________
   Resident Vice President
   Regional Administrative Manager

                                Exhibit A

     The Assignor has placed the following assets into the Robert R. Kauffman Pledged Collateral Account for ACX Technologies, Inc., account number __________________ (account number to be assigned when the account is established with Merrill Lynch).

            Quantity                      Description

          1,000,000 shares of Common Stock of Photocomm, Inc.
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